UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2017

IFAN FINANCIAL, INC.

(Exact name of Company as specified in its charter)

Nevada	333-178788	33-1222494
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

3517 Camino Del Rio South, Suite 407,

San Diego, CA, 92108

(Address of principal executive offices)

Phone: (619) 537-9998

(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - Entry into a Material Definitive Agreement

On May 1, 2017, IFAN Financial, Inc., a Nevada Corporation (the “Company”) entered into and closed a securities purchase agreement with an accredited investor, pursuant to which the Company issued, sold to the investor a convertible promissory note in the principal amount of $100,000 (the “Investment Note”) for a purchase price of $100,000. The Investment Note is convertible into the Company’s common stock at a conversion price equal to 55% of the lowest closing bid price of the common stock for the thirty trading days prior to conversion. Repayment of the Investment Note is due one year from the date of issuance. The Investment Note accrues interest at the rate of 10% per year, due at maturity. The Company may prepay the Investment Note, upon five days written notice and subject to the optional prepayment amount of 130% multiplied by the then outstanding balance on the Investment Note. The Company is using these proceeds to pay its outstanding balances to its service providers, such as its auditor and bookkeeper, which will allow the Company to move towards becoming current with its SEC filings again and continue to proceed with its business plan.

A copy of the Investment Note is filed herewith, as Exhibits 10.01, and is incorporated herein by this reference.

The foregoing summary description of the Investment Note is not complete and is qualified in its entirety by reference to the full text of the Investment Note. The Investment Note also contains customary events of default. For further information regarding the terms and conditions of the Investment Note, this reference is made to such agreement, which the Company has filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by this reference.

ITEM 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 3.02 - Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

ITEM 9.01 - Financial Statements and Exhibits

(c) Exhibits:

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
10.1	Form of Convertible Promissory Note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IFAN FINANCIAL, INC.

Date: May 11, 2017	By:	/s/ J. Christopher Mizer
J. Christopher Mizer
President & CEO